UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2005

LOJACK CORPORATION
(Exact Name of Registrant as Specified in Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-8439 (Commission File Number)	04-2664794 (IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts (Address of Principal Executive Offices)	02090 (Zip Code)

781-251-4700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

This amendment is being filed solely to correct a typographical error in the original filing.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On January 12, 2005, LoJack Corporation (the “Company”) issued a press release announcing, among other things, the appointment of Richard T. Riley as President and Chief Operating Officer and member of the Board of Directors of the Company, effective February 1, 2005. The press release also announced a change in the title and duties of Joseph F. Abely who currently serves as President and Chief Operating Officer of the Company. Effective February 1, 2005, Mr. Abely will replace Ronald J. Rossi as Chief Executive Officer. Mr. Rossi will remain as the Chairman of the Board of Directors, while relinquishing his day-to-day duties as Chief Executive Officer. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

        Immediately prior to joining the Company, Mr. Riley, 48, served as an officer of New England Business Services, Inc. from 1997 until 2004, where he most recently served as Chief Executive Officer and as a member of the Board of Directors.

        In exchange for his service as President and Chief Operating Officer, Mr. Riley will be paid an annual salary of $325,000 and, commencing with fiscal-year ended December 31, 2005, will be eligible for an annual incentive bonus based on meeting corporate revenue and corporate operating profit targets, as those targets are set and agreed to by Executive Management, the Compensation Committee and the Board of Directors. In addition, Mr. Riley will be granted stock options for 40,000 shares of common stock, which will vest equally over four years, and 10,000 shares of restricted stock, which will vest 100% at the end of three years. The Company has also agreed to enter into a change of control agreement with Mr. Riley prior to February 1, 2005. The agreement is expected to be in substantially the same form as the existing change of control agreement between the Company and Mr. Abely.

        There are no arrangements or understandings pursuant to which Mr. Riley was appointed to the office of President and Chief Operating Officer, nor pursuant to which he was appointed as a member of the Board of Directors. Additionally, Mr. Riley has no family relationships with any Directors or executive officers of the Company.

Item 9.01  Financial Statements and Exhibits.

        (c)     Exhibits

99.1	Press release dated January 12, 2005. *

*  Filed as part of the original Form 8-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOJACK CORPORATION (Registrant) By: /s/ Joseph F. Abely Joseph F. Abely President

Date:  January 20, 2005